SUPPLEMENT NO. 1
                              DATED AUGUST 6, 2003
                                       TO
         PROSPECTUS DATED JULY 7, 2003,RELATING TO PARTNERSHIP UNITS OF
  KFI PROPERTIES, L.P. AND SHARES OF COMMON STOCK OF KNIGHT FULLER, INC.; AND
   RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86 CONSENT SOLICITATION
                               DATED JULY 7, 2003

The Consent Solicitation/Prospectus is supplemented hereby, and all capitalized terms used herein are defined as set forth in the Consent
Solicitation/Prospectus.

As of August 6, 2003, Knight Fuller elected to extend the Expiration Date for the solicitation of approval of the Restructuring from August 7, 2003 to October 31, 2003. The Expiration Date may be extended to a date not later than July 7, 2004 in Knight Fuller's discretion. As of August 6, 2003, Knight Fuller had received executed written consents to the Restructuring from holders of approximately 40% of the outstanding RAM-86 Units, including the consent of Sutter Opportunity Fund 2, LLC, Knight Fuller's affiliate.